Exhibit 99.1

  Friendly Ice Cream Corporation Reports Third Quarter 2005 Results

    WILBRAHAM, Mass.--(BUSINESS WIRE)--Nov. 9, 2005--Friendly Ice
Cream Corporation (AMEX: FRN) today reported results for the third quarter and nine months ended October 2, 2005.

    Third Quarter Results

    Net income for the three months ended October 2, 2005 was $3.4 million, or $0.43 per share, compared to $3.5 million, or $.44 per share, reported for the three months ended September 26, 2004.
    Comparable restaurant sales decreased 4.0% for company-operated restaurants and 2.6% for franchised restaurants for the quarter ended October 2, 2005 compared to the quarter ended September 26, 2004. This was the first decline in comparable sales for franchised restaurants since the first quarter of 2001.
    Total company revenues were $143.6 million in the third quarter of 2005, a decrease of $9.5 million, or 6.2%, as compared to total revenues of $153.1 million for the third quarter of 2004. Restaurant revenues decreased by $11.4 million, which was partially offset by a $1.7 million increase in foodservice revenues and a $0.2 million increase in franchise revenues. The re-franchising of 19 company-operated restaurants over the last fifteen months resulted in a $5.5 million decline in restaurant revenues when compared to the same quarter in the prior year.
    During the first three weeks of September 2005, the Company experienced double-digit declines in comparable company-operated restaurant revenues compared to the same period in 2004. The Company believes that higher gasoline prices, especially during the first three weeks of September 2005, may have had a negative impact on customer visits during all day-parts with the afternoon and evening snack periods experiencing the greatest declines.

    Nine Month Results

    Net income for the nine months ended October 2, 2005 was $2.9 million, or $0.37 per share, compared to a net loss of $3.2 million, or $0.42 per share, reported for the nine months ended September 26, 2004. Included in the 2004 results were $8.2 million in expenses ($4.8 million after-tax or $0.64 per share) for debt retirement and restructuring costs, which were partially offset by a gain on litigation settlement.
    Comparable restaurant sales decreased 1.3% for company-operated restaurants and increased 1.4% for franchised restaurants for the nine months ended October 2, 2005 compared to the nine months ended September 26, 2004.
    For the nine months ended October 2, 2005 total company revenues were $416.6 million as compared to total revenues of $431.3 million for the nine months ended September 26, 2004. Restaurant revenues decreased by $21.3 million, which was partially offset by a $5.6 million increase in foodservice revenues and a $1.1 million increase in franchise revenues. The re-franchising of 37 company-operated restaurants over the last twenty-one months resulted in a $15.0 million decline in restaurant revenues when compared to the same period in the prior year.
    In addition to the negative impact from higher gasoline prices during the first three weeks of September 2005, restaurant revenues were also impacted by an unfavorable shift in the timing of the year-end holiday period. New Year's Day was included in the prior year first quarter and is not included in the current year. The estimated impact on company-operated restaurants due to the timing of the holiday reduced the nine month comparable sales by 0.8%.

    Performance Highlights

    In the third quarter of 2005, Friendly's continued to pursue its key strategic objectives to 1) enhance the dining experience, 2) expand through franchising and re-franchising and 3) grow higher margin revenues. Key business highlights for the quarter include:

    -- Ongoing improvements to the Friendly's dining experience based on feedback from the new Internet-based guest feedback system.

    -- Execution of a long-term development agreement with the Company's second largest franchisee for 33 new franchise restaurants over the next 27 years with four new franchise restaurants to open by 2010.

    -- Continued growth in the number of supermarket chains that carry Friendly's decorated cakes, which are now being sold in close to 700 supermarket locations.

    -- Completion of a revised strategic plan review, with the focus on improving results.

    Business Segment Results

    In the third quarter of 2005, pre-tax income in the restaurant segment was $5.8 million, or 5.3% of restaurant revenues, compared to $8.0 million, or 6.6% of restaurant revenues, in the third quarter of 2004. The decrease in pre-tax income was mainly the result of a 4.0% decrease in comparable company-operated restaurant sales, the re-franchising of nineteen restaurants over the past fifteen months along with increased expenses for pension, other fringe benefits, maintenance and utilities. Partially offsetting these increases were reduced labor and benefit costs due to the restructuring of the restaurant management team, fewer free dessert promotions and lower expenses for advertising, bonuses and pre-opening costs.
    Pre-tax income in the Company's foodservice segment was $3.5 million in the third quarter of 2005 compared to $2.5 million in the third quarter of 2004. The increase in pre-tax income was mainly due to increased product sales to both franchised restaurants and to retail supermarket customers and lower commodity costs. Case volume in the Company's retail supermarket business increased 0.3% for the third quarter of 2005 when compared to the third quarter of 2004.
    Pre-tax income in the franchise segment increased in the third quarter of 2005 to $2.7 million from $2.4 million in the third quarter of 2004. The improvement in pre-tax income is mainly due to increased royalty revenue from the opening of five new franchised restaurants and the re-franchising of 19 restaurants over the past fifteen months. Increased rental income from leased and sub-leased franchised locations also contributed to the revenue growth in the third quarter of 2005.
    Corporate expenses of $9.6 million in the third quarter of 2005 decreased by $0.5 million as compared to the third quarter of 2004 primarily due to decreases in corporate bonus and audit fees. Partially offsetting these decreases were increased pension costs and other professional fees.
    John L. Cutter, Chief Executive Officer and President of Friendly Ice Cream Corporation stated, "After reporting second quarter comparable sales growth of 3.4% for company-operated restaurants and 5.4% for franchised restaurants, the third quarter was a disappointment. In early September, our company restaurants experienced double-digit declines in comparable sales, we believe in part due to higher energy costs and reduced consumer spending. We were able to partially offset the impact of higher utility and benefit costs with improved labor productivity. We continued our focus on improving the guest experience and improving our facilities, resulting in higher than normal maintenance costs and steadily improving guest satisfaction ratings. Our tighter spans at the multi unit management level has brought a much greater attention to detail in every restaurant."
    Cutter continued, "This year we plan to open two new company restaurants and our franchisees plan to open six new franchise restaurants. Our previous guidance had been for four new company restaurants and ten new franchise restaurants. On average, new restaurants perform at higher average unit volumes than the system average. We plan to complete twelve re-imaging projects this year. With improved focus on operational consistency in the restaurants, we are well positioned to pursue our goal of aggressively growing through franchising."

    Investor Conference Call

    An investor conference call to review 2005 third quarter results will be held on Thursday, November 10, at 10:00 A.M. Eastern Time. The conference call will be broadcast live over the Internet and will be hosted by John Cutter, Chief Executive Officer and President. To listen to the call, go to the Investor Relations section of the Company's website located at friendlys.com, or go to streetevents.com. An online replay will be available approximately one hour after the conclusion of the call.

    About Friendly's

    Friendly Ice Cream Corporation is a vertically integrated restaurant company serving signature sandwiches, entrees and ice cream desserts in a friendly, family environment in over 525 company and franchised restaurants throughout the Northeast. The company also manufactures ice cream, which is distributed through more than 4,500 supermarkets and other retail locations. With a 70-year operating history, Friendly's enjoys strong brand recognition and is currently remodeling its restaurants and introducing new products to grow its customer base. Additional information on Friendly Ice Cream Corporation can be found on the Company's website (friendlys.com).

    Forward Looking Statements

    Statements contained in this release that are not historical facts constitute "forward looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include statements relating to the expected number of re-imaging projects and new company-operated and franchised restaurant openings during 2005 and early 2006, and the anticipated impact of the Company's key strategic objectives. All forward looking statements are subject to risks and uncertainties which could cause results to differ materially from those anticipated. These factors include risks and uncertainties arising from accounting adjustments, the Company's highly competitive business environment, exposure to fluctuating commodity prices, risks associated with the foodservice industry, the ability to retain and attract new employees, new or changing government regulations, the Company's high geographic concentration in the Northeast and its attendant weather patterns, conditions needed to meet restaurant re-imaging and new opening targets, the Company's ability to service its debt and other obligations, the Company's ability to meet ongoing financial covenants contained in the Company's debt instruments, loan agreements, leases and other long-term commitments, and costs associated with improved service and other similar initiatives. Other factors that may cause actual results to differ from the forward looking statements contained herein and that may affect the Company's prospects in general are included in the Company's other filings with the Securities and Exchange Commission. As a result the Company can provide no assurance that its future results will not be materially different from those projected. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such forward looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

    --  Financial Statements to follow --



                    Friendly Ice Cream Corporation
                Consolidated Statements of Operations
            (In thousands, except per share and unit data)
                             (unaudited)

                                Quarter Ended      Nine Months Ended
                             -------------------- --------------------
                              Oct 2,    Sep 26,    Oct 2,    Sep 26,
                               2005      2004       2005      2004
                             --------- ---------- --------- ----------
                                       (restated)           (restated)
                                       ----------           ----------
Restaurant Revenues          $109,018   $120,436  $317,909   $339,230
Foodservice Revenues           30,786     29,110    87,840     82,273
Franchise Revenues              3,753      3,509    10,879      9,822
                             --------- ---------- --------- ----------

REVENUES                      143,557    153,055   416,628    431,325

COSTS AND EXPENSES:
  Cost of sales                54,225     57,368   157,482    158,915
  Labor and benefits           38,337     42,990   114,773    125,079
  Operating expenses           29,326     30,084    82,342     83,109
  General and administrative
   expenses                     8,262      9,054    28,239     29,505
  Restructuring expenses            -          -         -      2,627
  Gain on litigation
   settlement                       -          -         -     (3,644)
  Write-downs of property
   and equipment                    -          -       289         91
  Depreciation and
   amortization                 5,782      5,533    17,915     16,932
Loss (gain) on franchise
 sales of restaurant
 operations and properties          7       (189)   (2,521)    (1,102)
(Gain) loss on disposals of
 other property
 and equipment, net            (1,771)       153    (1,403)       661
                             --------- ---------- --------- ----------

OPERATING INCOME                9,389      8,062    19,512     19,152

OTHER EXPENSES:
Interest expense, net           5,197      5,235    15,728     16,667
Other (income) expense,
 principally debt retirement
 costs                             (1)         -       (17)     9,235
                             --------- ---------- --------- ----------

INCOME (LOSS) BEFORE
 (PROVISION FOR)
  BENEFIT FROM INCOME TAXES     4,193      2,827     3,801     (6,750)

(Provision for) benefit from
 income taxes                    (786)       651      (863)     3,566
                             --------- ---------- --------- ----------

NET INCOME (LOSS)              $3,407     $3,478    $2,938    $(3,184)
                             ========= ========== ========= ==========


NET INCOME (LOSS) PER SHARE:
  Basic                         $0.43      $0.45     $0.38     $(0.42)
                             ========= ========== ========= ==========
  Diluted                       $0.43      $0.44     $0.37     $(0.42)
                             ========= ========== ========= ==========

WEIGHTED AVERAGE SHARES:
  Basic                         7,840      7,695     7,770      7,611
                             ========= ========== ========= ==========
  Diluted                       7,988      7,869     7,909      7,611
                             ========= ========== ========= ==========

NUMBER OF COMPANY UNITS:
Beginning of period               332        360       347        380
Openings                            -          4         1          4
Refranchised closings               -          -       (10)       (18)
Closings                           (2)        (6)       (8)        (8)
                             --------- ---------- --------- ----------
End of period                     330        358       330        358
                             ========= ========== ========= ==========

NUMBER OF FRANCHISED UNITS:
Beginning of period               205        186       195        163
Refranchised openings               -          -        10         18
Openings                            -          2         2          7
Closings                            -         (2)       (2)        (2)
                             --------- ---------- --------- ----------
End of period                     205        186       205        186
                             ========= ========== ========= ==========


                   Friendly Ice Cream Corporation
                Consolidated Statements of Operations
                    Percentage of Total Revenues
                             (unaudited)

                                  Quarter Ended    Nine Months Ended
                                ------------------ ------------------
                                 Oct 2,   Sep 26,   Oct 2,   Sep 26,
                                  2005     2004      2005     2004
                                ------- ---------- ------- -----------
                                        (restated)         (restated)
                                        ----------         ----------

Restaurant Revenues              75.9 %     78.7 %  76.3 %     78.6 %
Foodservice Revenues             21.5 %     19.0 %  21.1 %     19.1 %
Franchise Revenues                2.6 %      2.3 %   2.6 %      2.3 %
                                ------- ---------- ------- ----------

REVENUES                        100.0 %    100.0 % 100.0 %    100.0 %

COSTS AND EXPENSES:
  Cost of sales                  37.8 %     37.5 %  37.8 %     36.8 %
  Labor and benefits             26.7 %     28.1 %  27.5 %     29.0 %
  Operating expenses             20.4 %     19.7 %  19.8 %     19.3 %
  General and administrative
   expenses                       5.8 %      5.9 %   6.8 %      6.8 %
  Restructuring expenses             -          -       -       0.6 %
  Gain on litigation
   settlement                        -          -       -      (0.8)%
  Write-downs of property and
   equipment                         -          -    0.1 %         -
  Depreciation and amortization 4.0 % 3.6 % 4.3 % 3.9 % Loss (gain) on franchise sales of restaurant
 operations and properties           -      (0.1)%  (0.6)%     (0.3)%
(Gain) loss on disposals of
 other property
 and equipment, net              (1.2)%         -   (0.4)%      0.2 %
                                ------- ---------- ------- ----------

OPERATING INCOME                  6.5 %      5.3 %   4.7 %      4.5 %

OTHER EXPENSES:
Interest expense, net             3.6 %      3.4 %   3.8 %      3.9 %
Other (income) expense,
 principally debt retirement
 costs                               -          -       -       2.1 %
                                ------- ---------- ------- ----------

INCOME (LOSS) BEFORE (PROVISION
 FOR) BENEFIT FROM INCOME TAXES   2.9 %      1.9 %   0.9 %     (1.5)%

(Provision for) benefit from
 income taxes                    (0.5)%      0.4 %  (0.2)%      0.8 %
                                ------- ---------- ------- ----------

NET INCOME (LOSS)                 2.4 %      2.3 %   0.7 %     (0.7)%
                                ======= ========== ======= ==========


                    Friendly Ice Cream Corporation
                 Condensed Consolidated Balance Sheets
                            (In thousands)

                                              October 2,   January 2,
                                                 2005         2005
                                             ------------ ------------
                                             (unaudited)


            Assets

  Current Assets:
    Cash and cash equivalents                    $24,134      $13,405
    Other current assets                          41,745       41,119
                                             ------------ ------------
  Total Current Assets                            65,879       54,524

  Deferred Income Taxes                            9,911       10,619

  Property and Equipment, net                    148,646      156,232

  Intangibles and Other Assets, net               26,448       27,509
                                             ------------ ------------

                                                $250,884     $248,884
                                             ============ ============


            Liabilities and Stockholders' Deficit

  Current Liabilities:
    Current maturities of debt, capital
      lease and finance obligations               $2,790       $6,757
    Other current liabilities                     65,080       61,290
                                             ------------ ------------
  Total Current Liabilities                       67,870       68,047

  Capital Lease and Finance Obligations            6,302        7,380

  Long-Term Debt                                 225,809      225,752

  Other Long-Term Liabilities                     51,857       52,731

  Stockholders' Deficit                         (100,954)    (105,026)
                                             ------------ ------------

                                                $250,884     $248,884
                                             ============ ============


                    Friendly Ice Cream Corporation
                Selected Segment Reporting Information
                            (in thousands)


                            For the Three Months   For the Nine Months
                                   Ended                  Ended
                           -------------------------------------------
                            October    September  October    September
                               2,         26,        2,         26,
                             2005        2004       2005       2004
                           ---------- ---------- ---------- ----------
                                      (Restated)            (Restated)
                                      -----------           ----------
Revenues before elimination
 of intersegment revenues:
   Restaurant               $109,018   $120,436   $317,909   $339,230
   Foodservice                62,576     65,088    181,960    182,364
   Franchise                   3,753      3,509     10,879      9,822
                           ---------- ---------- ---------- ----------
     Total                  $175,347   $189,033   $510,748   $531,416
                           ========== ========== ========== ==========

Intersegment revenues:
   Foodservice              $(31,790)  $(35,978)  $(94,120) $(100,091)
                           ========== ========== ========== ==========

Revenues:
   Restaurant               $109,018   $120,436   $317,909   $339,230
   Foodservice                30,786     29,110     87,840     82,273
   Franchise                   3,753      3,509     10,879      9,822
                           ---------- ---------- ---------- ----------
     Total                  $143,557   $153,055   $416,628   $431,325
                           ========== ========== ========== ==========

EBITDA (1):
   Restaurant (2)             $9,940    $11,845    $29,012    $32,435
   Foodservice (2)             4,344      3,323     10,725      9,725
   Franchise (2)               2,736      2,506      7,848      6,909
   Corporate (2)              (3,621)    (4,084)   (13,784)   (14,211)
   Gain on property and
    equipment, net             1,772          5      3,915        300
   Restructuring expenses          -          -          -     (2,627)
   Gain on litigation
    settlement                     -          -          -      3,644
   Net periodic pension
    expense (benefit)
    included in reporting
    segments                      72       (529)       215     (1,587)
                           ---------- ---------- ---------- ----------
     Total                   $15,243    $13,066    $37,931    $34,588
                           ========== ========== ========== ==========

Interest expense, net         $5,197     $5,235    $15,728    $16,667
                           ========== ========== ========== ==========

Other (income) expense,
 principally debt
 retirement costs                $(1)        $-       $(17)    $9,235
                           ========== ========== ========== ==========

Depreciation and
 amortization:
   Restaurant                 $4,185     $3,853    $12,996    $11,777
   Foodservice                   800        814      2,427      2,503
   Franchise                      37         67        117        183
   Corporate                     760        799      2,375      2,469
                           ---------- ---------- ---------- ----------
     Total                    $5,782     $5,533    $17,915    $16,932
                           ========== ========== ========== ==========

Other non-cash expense
 (income):
   Write-downs of property
    and equipment                 $-         $-       $289        $91
   Net periodic pension
    expense (benefit)             72       (529)       215     (1,587)
                           ---------- ---------- ---------- ----------
     Total                       $72      $(529)      $504    $(1,496)
                           ========== ========== ========== ==========

Income (loss) before
income taxes (2):
   Restaurant                 $5,755     $7,992    $16,016    $20,658
   Foodservice                 3,544      2,509      8,298      7,222
   Franchise                   2,699      2,439      7,731      6,726
   Corporate                  (9,578)   (10,118)   (31,887)   (33,347)
                           ---------- ---------- ---------- ----------
                               2,420      2,822        158      1,259
   Gain (loss) on property
    and equipment, net         1,772          5      3,626        209
   Restructuring expenses          -          -          -     (2,627)
   Gain on litigation
    settlement                     -          -          -      3,644
   Other income (expense),
    principally debt
    retirement costs               1          -         17     (9,235)
                           ---------- ---------- ---------- ----------
     Total                    $4,193     $2,827     $3,801    $(6,750)
                           ========== ========== ========== ==========

(1) EBITDA represents net income (loss) before (i) provision for (benefit from) income taxes, (ii) other (income) expense, principally debt retirement costs, (iii) interest expense, net,
    (iv) depreciation and amortization, (v) write-downs of property and equipment, (vi) net periodic pension expense (benefit) and
    (vi) other non-cash items. The Company has included information concerning EBITDA in this schedule because the Company's incentive plan pays bonuses based on achieving EBITDA targets and the Company's management believes that such information is used by certain investors as one measure of a company's historical ability to service debt. EBITDA should not be considered as an alternative to, or more meaningful than, earnings (loss) from operations or other traditional indications of a company's operating performance.

(2) Amounts are prior to gain (loss) on property and equipment, net.

    CONTACT: Friendly Ice Cream Corporation
             Investment Contact:
             Deborah Burns, 413-543-2400 x3317
             or
             Media Contact:
             Maura Tobias, 413-543-2400 x2814